Exhibit 4.1

NINETY-SIXTH SUPPLEMENTAL INDENTURE FOR
ADDITIONAL SUBSIDIARY GUARANTEES

NINETY-SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of September 4, 2013, among Gregory Partners, LLC, a Delaware limited liability company, Gregory Power Partners LLC, a Delaware limited liability company, NRG Curtailment Solutions LLC, a Delaware limited liability company, Energy Curtailment Specialists, Inc., a New York corporation, Ace Energy, Inc., a New York corporation, and Bidurenergy, Inc., a New York corporation (each, a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the Existing Guarantors set forth on the signature pages hereto (the “Existing Guarantors”) and Law Debenture Trust Company of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a twenty-second supplemental indenture (the “Twenty-Second Supplemental Indenture”), dated as of June 5, 2009, among the Company, the Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $700 million of 8.50% Senior Notes due 2019 (the “Initial Notes”), and, subject to the terms of the Twenty-Second Supplemental Indenture, future unlimited issuances of 8.50% Senior Notes due 2019 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), a twenty-third supplemental indenture, dated as of July 14, 2009, among the Company, the Guarantors party thereto and the Trustee (the “Twenty-Third Supplemental Indenture”), a twenty-seventh supplemental indenture, dated as of October 5, 2009, among the Company, the Guarantors party thereto and the Trustee (the “Twenty-Seventh Supplemental Indenture”), a thirty-first supplemental indenture, dated as of April 16, 2010, among the Company, the Guarantors party thereto and the Trustee (the “Thirty-First Supplemental Indenture”), a thirty-fifth supplemental indenture, dated as of June 23, 2010, among the Company, the Guarantors party thereto and the Trustee (the “Thirty-Fifth Supplemental Indenture”), a fortieth supplemental indenture, dated as of December 15, 2010, among the Company, the Guarantors party thereto and the Trustee (the “Fortieth Supplemental Indenture”), a forty-seventh supplemental indenture, dated as of May 20, 2011, among the Company, the Guarantors party thereto and the Trustee (the “Forty-Seventh Supplemental Indenture”), a fifty-third supplemental indenture, dated as of November 8, 2011, among the Company, the Guarantors party thereto and the Trustee (the “Fifty-Third Supplemental Indenture”), a fifty-ninth supplemental indenture, dated as of April 5, 2012, among the Company, the Guarantors party thereto and the Trustee (the “Fifty-Ninth Supplemental Indenture”), a sixty-fifth supplemental indenture, dated as of May 9, 2012, among the Company, the Guarantors party thereto and the Trustee (the “Sixty-Fifth Supplemental Indenture”), a seventy-first supplemental indenture, dated as of October 9, 2012, among the Company, the Guarantors party thereto and the Trustee (the “Seventy-First Supplemental Indenture”), a seventy-seventh supplemental indenture, dated as of January 3, 2013, among the Company, the Guarantors party thereto and the Trustee (the “Seventy-Seventh Supplemental Indenture”), an eighty-third supplemental indenture, dated as of March 13, 2013, among the Company, the Guarantors party thereto and the Trustee (the “Eighty-Third Supplemental Indenture”), an eighty-ninth supplemental indenture, dated as of March 13, 2013, among the Company, the Guarantors party thereto and the Trustee (the “Eighty-Ninth Supplemental Indenture”), and a ninetieth supplemental indenture, dated as of May 2, 2013, among the Company, the Existing Guarantors and the Trustee (the “Ninetieth Supplemental Indenture” and together with the Base Indenture, the Twenty-Second Supplemental Indenture, the Twenty-Third Supplemental Indenture, the Twenty-Seventh Supplemental Indenture, the Thirty-First Supplemental Indenture, the Thirty-Fifth Supplemental Indenture, the Fortieth Supplemental Indenture, the Forty-Seventh Supplemental Indenture, the Fifty-Third Supplemental Indenture, the Fifty-Ninth Supplemental Indenture, the Sixty-Fifth Supplemental Indenture, the Seventy-

First Supplemental Indenture, the Seventy-Seventh Supplemental Indenture, the Eighty-Third Supplemental Indenture and the Eighty-Ninth Supplemental Indenture, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Additional Guarantees”); and

WHEREAS, pursuant to Section 4.17 of the Twenty-Second Supplemental Indenture, the Trustee, the Company and the Existing Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Be Bound; Guarantee. Each Guaranteeing Subsidiary hereby becomes party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture.  Each Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Indenture.  In furtherance of the foregoing, each Guaranteeing Subsidiary shall be deemed a Guarantor for purposes of Article 10 of the Twenty-Second Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3.                                      NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                      Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.                                      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                      The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

7.                                      Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental

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Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

GREGORY PARTNERS, LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

GREGORY POWER PARTNERS LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

NRG CURTAILMENT SOLUTIONS LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

ENERGY CURTAILMENT SPECIALISTS, INC.

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

ACE ENERGY, INC.

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

BIDURENERGY, INC.

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

Signature Page to Ninety-Sixth Supplemental Indenture

ISSUER:

NRG ENERGY, INC.

By:	/s/ Brian Curci
Name:	Brian Curci
Title:	Corporate Secretary

EXISTING GUARANTORS:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CLEAN EDGE ENERGY LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
COTTONWOOD DEVELOPMENT LLC
COTTONWOOD GENERATING PARTNERS I LLC
COTTONWOOD GENERATING PARTNERS II LLC
COTTONWOOD GENERATING PARTNERS III LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY LLC
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II LLC
ENERGY PLUS HOLDINGS LLC
ENERGY PLUS NATURAL GAS LLC
ENERGY PROTECTION INSURANCE COMPANY
GREEN MOUNTAIN ENERGY COMPANY (NY COM) LLC
GREEN MOUNTAIN ENERGY COMPANY (NY RES) LLC
HUNTLEY POWER LLC
INDEPENDENCE ENERGY ALLIANCE LLC
INDEPENDENCE ENERGY NATURAL GAS LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
KEYSTONE POWER LLC
LANGFORD WIND POWER, LLC

Signature Page to Ninety-Sixth Supplemental Indenture

MERIDEN GAS TURBINES LLC
MIDDLETOWN POWER LLC
MONTVILLE POWER LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTESIAN ENERGY LLC
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVELOPMENT COMPANY INC.
NRG DEVON OPERATIONS INC.
NRG DISPATCH SERVICES LLC
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY SERVICES GROUP LLC
NRG GENERATION HOLDINGS, INC.
NRG HOME & BUSINESS SOLUTIONS LLC
NRG HOME SOLUTIONS PRODUCT LLC
NRG HUNTLEY OPERATIONS INC.
NRG IDENTITY PROTECT LLC
NRG ILION LP LLC
NRG INTERNATIONAL LLC
NRG MEXTRANS INC.
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG PACGEN INC.

Signature Page to Ninety-Sixth Supplemental Indenture

NRG POWER MARKETING LLC
NRG RENTER’S PROTECTION LLC
NRG RETAIL LLC
NRG ROCKFORD ACQUISITION LLC
NRG SAGUARO OPERATIONS INC.
NRG SECURITY LLC
NRG SERVICES CORPORATION
NRG SIMPLYSMART SOLUTIONS LLC
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG UNEMPLOYMENT PROTECTION LLC
NRG WARRANTY SERVICES LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
O’BRIEN COGENERATION, INC. II
ONSITE ENERGY, INC.
OSWEGO HARBOR POWER LLC RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
US RETAILERS LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By:	/s/ Lynne Wittkamp
Name:	Lynne Wittkamp
Title:	Assistant Secretary

Signature Page to Ninety-Sixth Supplemental Indenture

COTTONWOOD ENERGY COMPANY LP
By:	Cottonwood Generating Partners I LLC, its General Partner

By:	/s/ Lynne Wittkamp
	Name:	Lynne Wittkamp
	Title:	Assistant Secretary

COTTONWOOD TECHNOLOGY PARTNERS LP
By:	Cottonwood Generating Partners I LLC, its General Partner

By:	/s/ Lynne Wittkamp
	Name:	Lynne Wittkamp
	Title:	Assistant Secretary

ELBOW CREEK WIND PROJECT LLC

By:	/s/ Lynne Wittkamp
	Name:	Lynne Wittkamp
	Title:	Assistant Secretary

GCP FUNDING COMPANY, LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Manager

GREEN MOUNTAIN ENERGY COMPANY

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President, Treasury

NRG CONSTRUCTION LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

Signature Page to Ninety-Sixth Supplemental Indenture

ALLIED WARRANTY LLC
LONE STAR A/C & APPLIANCE REPAIR, LLC
NRG ENERGY LABOR SERVICES LLC
NRG ENERGY SERVICES LLC
NRG HOME SOLUTIONS LLC
NRG HOMER CITY SERVICES LLC
NRG MAINTENANCE SERVICES LLC
NRG RELIABILITY SOLUTIONS LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

NRG ILION LIMITED PARTNERSHIP
By: NRG Rockford Acquisition LLC, its General Partner

By:	/s/ Lynne Wittkamp
	Name:	Lynne Wittkamp
	Title:	Assistant Secretary

NRG SOUTH TEXAS LP
By: Texas Genco GP, LLC, its General Partner

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

TEXAS GENCO SERVICES, LP
By: New Genco GP, LLC, its General Partner

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

Signature Page to Ninety-Sixth Supplemental Indenture

EVERYTHING ENERGY LLC
RE RETAIL RECEIVABLES, LLC
RELIANT ENERGY NORTHEAST LLC
RELIANT ENERGY POWER SUPPLY LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
INDEPENDENCE ENERGY GROUP LLC

By:	/s/ Lynne Wittkamp
	Name:	Lynne Wittkamp
	Title:	Secretary

ENERGY ALTERNATIVES WHOLESALE, LLC
NEW GENCO GP, LLC
NRG TEXAS GREGORY LLC
NRG TEXAS LLC
NRG TEXAS POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO GP, LLC
TEXAS GENCO OPERATING SERVICES, LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

LOUISIANA GENERATING LLC
NRG NEW ROADS HOLDINGS LLC
NRG TEXAS HOLDING INC.

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Treasurer

TEXAS GENCO LP, LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Manager

Signature Page to Ninety-Sixth Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

Signature Page to Ninety-Sixth Supplemental Indenture